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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                               September 24, 1996
                                 Date of Report

                        (Date of earliest event reported)

                    OCCUPATIONAL HEALTH + REHABILITATION INC
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        02-21428                                           13-3464527
(Commission File Number)                       (IRS Employer Identification No.)

                           175 Derby Street, Suite 36
                          Hingham, Massachusetts        02043-5048

               (Address of principal executive offices) (Zip Code)

                                 (617) 741-5175
              (Registrant's telephone number, including area code)
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Item 4.       Change in Registrant's Certifying Accountants.

         On September 24, 1996, the Board of Directors of Occupational Health + Rehabilitation Inc (formerly Telor Ophthalmic Pharmaceuticals, Inc.) (the "Company"), upon the recommendation of the Audit Committee, dismissed its prior independent accountants, Arthur Andersen LLP ("Arthur Andersen"), and appointed Ernst & Young LLP ("Ernst & Young") as the independent public accountants to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 1996. This change in the Company's auditing firm is due to the merger, effective June 6, 1996 (the "Merger"), of Occupational Health + Rehabilitation Inc ("OH+R") with Telor Ophthalmic Pharmaceuticals, Inc. ("Telor"), with the Company being the surviving corporation. Prior to the Merger, Arthur Andersen served as independent accountants for Telor and Ernst & Young served as independent accountants for OH+R. The Merger was accounted for as a "reverse acquisition" whereby OH+R was deemed to have acquired Telor for financial reporting purposes. Consistent with the reverse acquisition accounting treatment, historical financial statements for the Company for periods prior to the date of the Merger will be those of OH+R. Because the financial statements of the Company are substantially the financial statements of OH+R, the Board of Directors of the Company considered it appropriate to engage Ernst & Young rather than Arthur Andersen as the Company's independent accountants.

         The reports of Arthur Andersen on the consolidated financial statements of Telor as of and for the years ended December 31, 1995 and 1994 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, nor during the same period of time or the subsequent interim periods through September 24, 1996 have there been any disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Furthermore, during the last two fiscal years of Telor and the subsequent interim periods through September 24, 1996, there were no "reportable events" as described in Paragraph 304(a)(1)(v) of Regulation S-K.

         During the Company's two most recent fiscal years and the subsequent interim periods through September 24, 1996, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction (whether completed or proposed) except as described below, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Paragraph 304(a)(1)(v) of Regulation S-K). In connection with the consummation of the Merger, OH+R consulted with Ernst & Young regarding the "reverse acquisition" treatment of the transaction. Compliance with the elements of that accounting treatment impacted the structure of the transaction for the Company. In addition, subsequent to the Merger, the Company has consulted with Ernst & Young (i) to determine the appropriate financial




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statements to be filed as part of the Form 8-K/A reporting the Merger; (ii) to consider whether various proposed acquisitions require the filing of a Form 8-K; and (iii) to advise the Company on the relevant criteria for consolidation of subsidiaries resulting from proposed acquisitions for financial reporting purposes. Ernst & Young did not provide the Company with written reports related to these issues. The Company did not consult with Arthur Andersen regarding these issues.

         The Company requested Arthur Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Arthur Andersen's letter furnished to the Company is filed herewith as an exhibit to this Current Report on Form 8-K.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)      Exhibits.

      16.01 Letter from Arthur Andersen dated September 27, 1996, agreeing with the disclosure contained in Item 4 of this Current Report on Form 8-K.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 1996                     OCCUPATIONAL HEALTH +
                                           REHABILITATION INC

                                           /s/John C. Garbarino
                                           ------------------------------
                                           John C. Garbarino

                                           President and Chief Executive
                                           Officer


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